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                                                                    EXHIBIT 99.3


CABOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

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Years ended September 30                                                       2002        2001
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Dollars in millions (unaudited)
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Cash Flows from Operating Activities
   Net income                                                                 $  106      $  124
   Adjustments to reconcile net income to cash provided by
          operating activities:
       Depreciation and amortization                                             109         115
       Deferred tax expense (benefit)                                             (4)          6
       Equity in net income of affiliated companies                               (5)        (20)
       Asset impairment charges and non-cash special items                        16          14
       Gain on sale of business, net of income taxes                              --          (3)
       Non-cash compensation                                                      22          22
       Other non-cash charges, net                                                 6          23
       Changes in assets and liabilities, net of the effect of the consolidation of equity affiliates:
          Decrease (increase) in accounts and notes receivable                    (1)         13
          Decrease (increase) in inventories                                     (64)        (55)
          Increase (decrease) in accounts payable and accrued liabilities         (4)        (35)
          Decrease in income taxes payable                                        (1)       (175)
          Increase (decrease) in other liabilities                                14          (6)
          Other, net                                                              (2)          6
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              Cash provided by operating activities                              192          29
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Cash Flows from Investing Activities
   Additions to property, plant and equipment                                   (146)       (122)
   Proceeds from sales of property, plant and equipment                            2           4
   Purchases of equity securities                                                 (9)         (5)
   Acquisition of affiliate, net of cash acquired                                (89)         --
   Purchases of investments, excluding cash acquired                              --          (6)
   Proceeds from sale of business                                                 --           5
   Cash from consolidation of equity affiliates                                   10          --
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              Cash used in investing activities                                 (232)       (124)
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Cash Flows from Financing Activities
   Proceeds from long-term debt                                                   --         129
   Repayments of long-term debt                                                  (28)        (63)
   Decrease in short-term debt, net                                              (27)         (7)
   Purchases of preferred and common stock                                       (82)       (229)
   Sales and issuances of preferred and common stock                               6          13
   Cash dividends paid to stockholders                                           (35)        (34)
   Cash dividends paid to minority interest stockholders                          (5)         (3)
   Employee loan repayments                                                        7          15
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              Cash used in financing activities                                 (164)       (179)
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Effect of exchange rate changes on cash                                           (1)         --
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Increase (decrease) in cash and cash equivalents                                (205)       (274)
Cash and cash equivalents at beginning of year                                   364         638
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Cash and cash equivalents at end of year                                      $  159      $  364
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